Exhibit 10.12

Compensation of Non-Employee Directors

Directors who are not employees of SEACOR Marine Holdings Inc. (the “Company”) receive an annual retainer of $50,000 and each of such directors is also granted options and Common Stock pursuant to the SEACOR Marine Holding Inc.'s 2017 Equity Incentive Plan (Exhibit 10.5 in this Annual Report on Form 10-K).